EXHIBIT 99

Release	Immediately	Monsanto Company 800 North Lindbergh Blvd St. Louis, Missouri 63167

Contact	Kelli Powers (314-694-4003)
Lee Quarles (314-694-2330)

MONSANTO COMPANY ANNOUNCES BRETT BEGEMANN AS PRESIDENT AND CHIEF COMMERCIAL OFFICER

ST. LOUIS (August 20, 2012) – Monsanto Company (NYSE: MON) today announced that Brett Begemann, 51, has been named as the company’s President and Chief Commercial Officer. In his expanded role as President, Begemann will lead the oversight and operational execution of the company’s near-term expansion and growth in key international markets.
Hugh Grant will continue to serve as the Chairman and Chief Executive Officer for Monsanto Company, where he maintains ongoing responsibility for leading the company’s long-term corporate strategy, as well as setting direction and maintaining oversight of its operations. Grant will continue to focus on the delivery of strategic plans and policies for the organization, including the company’s long-term vision– a vision that is focused on producing more, conserving more and improving the lives of people throughout the world.
Begemann formerly served as Monsanto’s executive vice president and chief commercial officer for global business operations. In his expanded role as President, Begemann will work to ensure the commercial development of the company’s next-generation of growth drivers. These drivers include growth in established markets as well as new markets like Eastern Europe, China and Latin America, as well as growth through the next wave of agriculture innovations such as Integrated Farming Systems and Ag Biologicals. Begemann will continue to lead the global commercial business including overseeing the commercial, manufacturing and supply chain operations in row crops, vegetables and crop protection.
“Brett has served as a valuable contributor to Monsanto’s agriculture business for nearly 30 years, including leading our global organization, implementing growth strategies both domestically and abroad, as well as delivering strong financial results to our business,” said Hugh Grant, chairman and chief executive officer of Monsanto.  “Brett’s leadership has played an important role in accelerating the company’s growth potential and I expect that to continue as our business looks to deliver on the next-generation of growth – both domestically and abroad.”
“I’m really pleased that Brett will add these responsibilities and I look forward to continuing to work closely with him in the coming years as we continue to deliver new innovations and broader choice to farmers around the world,” Grant added.
Begemann joined the former Monsanto Company in 1983. Throughout his career with the company, Begemann has served in a variety of roles across sales, marketing, commercial development as well as senior management positions worldwide.
“I’m pleased to assume this responsibility and focus on the development and delivery of expanded growth opportunities in our global business – including growth in established markets, growth in new markets, as well as growth through the next wave of agriculture innovations such as Integrated Farming Systems and Ag Biologicals,” said Begemann.

About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world's natural resources such as water and energy. To learn more about our business and our commitments, please visit: www.monsanto.com.  Follow our business on Twitter® at www.twitter.com/MonsantoNews, on the company blog, Beyond the Rows® at www.monsantoblog.com, or subscribe to our News Release RSS Feed.
-o0o-

Note to Editors:  Please visit www.monsanto.com for a bio and photo of Mr. Begemann.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits and the previously-announced SEC investigation; the previously reported material weakness in our internal controls over financial reporting; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

2